EXHIBIT 10.16
MONSANTO COMPANY DEFERRED PAYMENT PLAN
AMENDED AND RESTATED AS OF DECEMBER 8, 2008
          1. NAME OF PLAN. This plan shall be known as the “The Monsanto Company Deferred Payment Plan” and is hereinafter referred to as this “Plan.”
          2. PURPOSES OF PLAN. The purposes of this Plan are to enable Monsanto Company, a Delaware corporation (the “Company”), and its Subsidiaries to retain qualified individuals to serve as employees by providing a means for them to elect to defer payment of certain compensation on a pre-tax basis.
          3. EFFECTIVE DATE. This Plan was originally effective September 1, 2000. An amended and restated Plan was effective as of January 1, 2004. The December 8, 2008 restatement of the Plan is intended to comply with the requirements of Code Section 409A with respect to amounts credited to Account Balances under the Plan after December 31, 2004, and unpaid as of the December 8, 2008, amendment and restatement. The Plan was operated in good faith compliance with Code Section 409A with respect to amounts credited to Account Balances after December 31, 2004, and distributed before the December 8, 2008, amendment and restatement. Amounts credited to Account Balances prior to 2005, along with earnings on such amounts within the meaning of Section 409A, are subject to the terms of the plan in effect at that time. Attached as Appendix A is the Plan document applicable to amounts credited to Account Balances prior to 2005.
          4. DEFINITIONS. The following terms shall have the meanings set forth below:
          “Act” means the Securities Exchange Act of 1934.
          “Beneficiaries” has the meaning set forth in Section 8.
          “Beneficiary Designation” has the meaning set forth in Section 8.
          “Board” means the Board of Directors of the Company.
          “Cash Account” means that portion of the Deferral Account that is credited monthly with interest credits at the Interest Rate.
          “Committee” means the People Committee or the Internal People Committee, as the context may require, as more fully set forth in Section 9.
          “Company” has the meaning set forth in Section 2.
          “Daily Closing Price” means, for any given date, the last reported per-share sales price for a Share during normal business hours on the New York Stock Exchange (“NYSE”) for the immediately preceding trading date, as reported by The Wall Street Journal. Effective December 8, 2008, Daily Closing Price means, for any given date, the last reported per-share sales price for a Share during normal business hours on the NYSE for that date, or if the Shares were not traded on the NYSE for that date, then on the most recent preceding date on which the Shares were traded, as reported by the official website of the NYSE.
          “Date Certain” has the meaning set forth in Section 7(a).
          “Date Certain Election” has the meaning set forth in Section 7(a).
          “Deferral Account” means a bookkeeping account maintained by the Company for a Participant in accordance with Section 6, representing the amount the Participant is entitled to receive pursuant to this Plan. The “Deferral Account” is made up of both a “Cash Account” and a “Stock Unit Account.”
          “Deferral Election” means an election by a Participant to defer some or all of his or her Eligible Compensation under this Plan.
          “Deferred Compensation” means any Eligible Compensation that a Participant elects to defer in accordance with this Plan.
          “Delivery Election” means an election by a Participant as to the time or times at which the balance in his or her Deferral Account will be distributed to the Participant.
          “Eligible Compensation” means such portion or categories of the cash compensation payable to an Eligible Employee by the Company or any of its Subsidiaries under the Company’s Annual Incentive Plan or other cash compensation as the Company shall determine from time to time; provided, that Eligible Compensation shall exclude the amount necessary to satisfy the tax withholding obligations of the Company and its Subsidiaries with respect to Deferred Compensation pursuant to Section 7(e)(ii), if such obligation is not otherwise satisfied by the Eligible Employee.
          “Eligible Employee” means an employee of the Company or any of its Subsidiaries who (i) is designated by the Company as having an M05 classification or above and is a either a citizen of the United States residing in the United States or an employee permanently assigned to the United States or (ii) is designated by the Committee as an Eligible Employee. Notwithstanding the foregoing, the Committee may from time to time determine to exclude any such individual from the definition of “Eligible Employee”.
          “Employer” means Monsanto Company or the Subsidiary for whom an Eligible Employee performs services.
          “EBPC” means the Employee Benefits Plans Committee of the Company or, to the extent necessary or appropriate in view of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the People Committee.
          “Executive Participant” means a Participant who is subject to the Company’s Stock Ownership Requirements.
          “Fair Market Value” means, for any given date, the average of the highest and lowest per-share sales prices for Shares during normal business hours on the NYSE for the immediately preceding trading date, as reported by such source as the Committee may select. Effective December 8, 2008, Fair Market Value means, for any given date, the closing per-share sales price for Shares on the NYSE for that date, or if the Shares were not traded on the NYSE for that date, then on the most recent preceding date on which the Shares were traded, as reported by the official website of the NYSE.
          “Internal People Committee” means the Monsanto Company Internal People Committee.
          “Interest Rate” for a calendar year means the average Moody’s Baa Bond Index Rate in effect during the prior calendar year, or such other rate as may specified by the People Committee from time to time.
          “Matching Contribution Equivalents” means an amount equivalent to that portion of the benefit which would have been payable to or contributed on behalf of a Participant by the Company under the provisions of the Monsanto Company Savings and Investment Plan or the Monsanto Company ERISA Parity Savings and Investment Plan, as the case may be, but for a Participant’s election to defer all or a portion of his Eligible Compensation attributable to the Annual Incentive Plan under this Plan.
          “NYSE” means the New York Stock Exchange.
          “Participant” means each Eligible Employee who has made a Deferral Election.
          “Payment Date” for any particular Deferred Compensation means the date it would otherwise have been paid, if it had not been subject to a Deferral Election.
          “People Committee” means the People and Compensation Committee of the Board or its delegate (to the extent appropriate in view of Sections 16(a) and 16(b) of the Act).
          “Plan” has the meaning set forth in Section 1.
          “Retirement” means a Participant’s Termination of Employment after having attained age 55 and performed services through the fifth anniversary of the Participant’s date of hire; provided, however, that with respect to Terminations of Employment prior to December 8, 2008, the term meant Termination of Employment after having attained age 50.
          “Retirement Election” has the meaning set forth in Section 7(a).
          “Section” means a section of this Plan.
          “Share” means a share of the Company’s common stock, $.01 par value.
          “Stock Ownership Requirements” means the Monsanto Company Executive and Director Stock Ownership Requirements as the same may be amended from time to time.
          “Stock Unit” means a hypothetical credit representing one Share.

          “Stock Unit Account” means that portion of the Deferral Account that is measured by the performance of Shares.
          “Subsidiary” means (i) any corporation, partnership, joint venture, limited liability company, or other entity or enterprise that would be treated as a single employer with the Company under Code Section 414(b) or (c).
          “Termination Date” for a Participant means the date such Participant experiences a Termination of Employment for any reason.
          “Termination of Employment” shall mean a separation from service as defined under Code Section 409A and Treas. Reg. § 1.409A-1(h) (or any successor provision). For this purpose, a Participant shall have a Termination of Employment if the Participant ceases to be an employee of his Employer and all persons with whom the Employer shall be considered a single employer under Code Section 414(b) or (c) (the “Employer Group”). A Participant shall have a Termination of Employment if it is reasonably anticipated that no further services shall be performed by the Participant for the Employer Group, or that the level of services the Participant shall perform shall permanently decrease to no more than 20 percent of the average level of services performed by the Participant over the immediately preceding 36-month period (or the Participant’s full period of service, if the Participant has been performing services for less than 36 months).
          “United States” means the fifty states of the United States of America.
          5. DEFERRAL ELECTIONS. Each Eligible Employee shall be permitted to elect to participate in this Plan by making a Deferral Election in accordance with such procedures and subject to such limitations as may be established, consistent with Code Section 409A, by the Company from time to time. When making a Deferral Election, a Participant must elect in writing, upon a form provided by the Company, whether the Deferred Compensation subject to the Deferral Election will be credited to the Participant’s Cash Account or the Participant’s Stock Unit Account, or a combination of both, and must make a Delivery Election applicable to that Deferred Compensation in accordance with Section 7. A Deferral Election shall be made and shall become irrevocable no later than December 31 of the year prior to the year in which it applies or at such other time as may be determined by the Company consistent with Code Section 409A. If an Eligible Employee makes a Deferral Election but fails to elect whether the Deferred Compensation subject to the Deferral Election shall be credited to the Participant’s Cash Account and/or Stock Unit Account, such Deferred Compensation shall be credited to the Participant’s Cash Account. A Deferral Election under this Section 5 cannot be changed or revoked after the last date of the period prescribed for making such Deferral Election
          6. DEFERRAL ACCOUNTS.
               (a) In General. The Company shall maintain a Deferral Account for each Participant, which shall be subdivided into a Cash Account and a Stock Unit Account. Each such Account shall be credited as of the relevant Payment Date with the amounts of all Deferred Compensation. Each Participant’s Deferral Account shall be reduced by the amounts of all distributions as and when they are made pursuant to Section 7.

               (b) Cash Account. Each Participant’s Cash Account shall be credited monthly with interest equivalents on the balance therein at the Interest Rate, as in effect from time to time.
               (c) Stock Unit Account. Whenever Deferred Compensation is credited to a Participant’s Stock Unit Account, such Deferred Compensation shall be converted to a number of Stock Units equal to the amount of such Deferred Compensation divided by the average of the Fair Market Value of one Share for each of the ten consecutive trading days ending on the trading day immediately preceding the Payment Date. Whenever an ordinary cash dividend is paid, the Cash Account of each Participant who has a Stock Unit Account shall be credited with an amount of cash equal to (i) the number of Stock Units in the Participant’s Stock Unit Account as of the record date of the dividend or other distribution multiplied by (ii) the per-share cash amount of such dividend.
               (d) Investment Election. The Company shall establish rules and procedures to allow each Participant to elect, during an annual election period that shall be specified from time to time by the Company, to have amounts credited to his or her Cash Account moved to his or her Stock Unit Account and vice versa. Notwithstanding the foregoing, an Executive Participant must receive prior written approval from both the Chief Executive Officer and General Counsel of the Company to transfer deferred amounts from his or her Stock Unit Account to his or her Cash Account if such transfer would decrease the Executive Participant’s ownership level below the Company’s Stock Ownership Requirements; provided, that if the Executive Participant in question is the Chief Executive Officer or the General Counsel, the Executive Participant must receive the prior written approval to make such transfer from the Chief Financial Officer of the Company as well as that of the General Counsel or the Chief Executive Officer, as applicable.
               (e) Matching Contribution Equivalents. A Participant’s Deferral Account shall be credited with Matching Contribution Equivalents to the extent such Participant’s Deferred Compensation which relates to Eligible Compensation payable under the Annual Incentive Plan would have been eligible for a Company matching contribution under the Monsanto Company Savings and Investment Plan or the Monsanto Company ERISA Parity Savings and Investment Plan. Matching Contribution Equivalents shall be credited, as of the date the relevant matching contribution would have been paid to the trustee under the Monsanto Company Savings and Investment Plan or the Monsanto Company ERISA Parity Savings and Investment Plan, as applicable, to the Participant’s Cash Account or Stock Unit Account, or a combination thereof, in accordance with the manner in which the Deferred Compensation to which it relates is credited in accordance with Section 5.
               (f) No Fractional Shares. Notwithstanding any other provision of this Plan, only full Stock Units may be credited to a Participant’s Stock Unit Account, and any amounts that would otherwise be credited as a fractional Stock Unit shall instead be credited to (or remain in) the Participant’s Cash Account.
          7. DISTRIBUTIONS OF ACCOUNT BALANCES.
               (a) Delivery Elections.
               (i) Timing of Deliveries. Each time a Participant makes an election to defer Eligible Compensation, he or she shall be provided the opportunity to make a Delivery Election in accordance with procedures established by the Company, consistent with Code Section 409A. A Delivery Election shall be made and shall become irrevocable at the same time as a Deferral Election under Section 5. Each such Delivery Election shall specify whether it is a Retirement Election or a Date Certain Election, which will determine (except to the extent otherwise set forth in this Section 7) the time or times at which the Deferred Compensation to which it relates, together with the interest and/or dividend equivalents credited thereto, shall be delivered. A “Retirement Election” means an election to have such delivery occur following the Participant’s Retirement, as more fully described below. Each Retirement Election shall also specify whether deliveries pursuant to such Delivery Election shall be made in a lump sum or in monthly installments over a period of years as long as ten years, and whether such lump sum shall be paid, or such installments shall begin, during the next following January or July that is at least six month after the Participant’s Termination Date on account of his or her Retirement or any subsequent January. A “Date Certain Election” means an election to have such delivery occur in a specified month and year (the applicable “Date Certain”), which must be later than the date on which the Deferred Compensation that is deferred would have been paid in full if no Deferral Election had been made. Payments of amounts subject to a Date Certain Election shall be made as soon as practicable after the date specified, and in all events by the later of (i) the end of the year in which the specified date falls and (ii) two and one-half months following the beginning of the month specified. A Delivery Election under this Section 7(a)(i) cannot be changed or revoked after the last date of the period prescribed for making a Deferral Election under Section 5.
               (ii) Form of Deliveries. A Participant who becomes entitled to receive delivery of his or her Stock Unit Account pursuant to a Date Certain Election or a Retirement Election shall be permitted to elect, in connection with such delivery, and in accordance with procedures established by the Company, consistent with Code Section 409A, to take such delivery (A) in the form of Shares equal to the number of Stock Units in the Participant’s Stock Unit Account, or (B) in the form of a cash payment equal to the number of Stock Units in the Participant’s Stock Unit Account multiplied by the Daily Closing Price of one Share as of (I) in the case of delivery pursuant to a Retirement Election, the Termination Date, and (II) in the case of delivery pursuant to a Date Certain Election, the applicable Date Certain. If the Participant fails to make such an election, any delivery pursuant to a Date Certain Election shall be made in the form of Shares and any delivery pursuant to a Retirement Election shall be made in cash. Deliveries from a Cash Account, deliveries upon the death of the Participant, and deliveries upon Termination of Employment other than a Retirement shall always be made in cash (with any Stock Units being converted to a cash equivalent based on the Daily Closing Price of Shares on the Participant’s Termination Date or date of death, as applicable). In the case of cash payments pursuant to a Retirement Election, the Participant shall also receive interest equivalents on the amount of each cash payment at the applicable Interest Rate from the Termination Date through the date of payment.
               (b) Payment of Accounts. Any portion of a Participant’s Deferral Account as to which a Date Certain Election is in effect shall be paid in accordance with such Date Certain Election; provided, however, if the Participant’s Termination Date occurs before the applicable Date Certain, such amount shall be paid in a lump sum during the next following January 1 or July 1 that is at least six months following the Participant’s Termination Date. Upon a

Participant’s Retirement, any portion of his or her Deferral Account as to which a Retirement Election is in effect shall be paid in accordance with Section 7(a) above relating to any such Retirement Election, and the remaining balance (if any) of his or her Deferral Account shall be paid in a single lump sum in cash during the next following January 1 or July 1 that is at least six months following the Participant’s Termination Date. Upon a Participant’s Termination of Employment other than a Retirement, the entire balance of his or her Deferral Account (whether subject to a Retirement Election or a Date Certain Election) shall be paid in a single lump sum, in cash, during the next following January 1 or July 1 that is at least six months following the Termination Date.
               (c) Death of Participant. Notwithstanding anything in this Plan to the contrary, if a Participant dies before his or her entire Deferral Account has been paid, the remaining balance thereof shall be paid to his or her Beneficiaries as soon as practicable, but in no event more than 90 days following, the Participant’s death in cash (with any Stock Units being converted to a cash equivalent based on the Daily Closing Price on the Participant’s date of death).
               (d) Hardship Withdrawals. Upon the written request of a Participant or a Participant’s legal representative, the Committee may (but shall not be required to) distribute, in the form of a cash payment, all or a portion of the Participant’s Deferral Account, to the extent it determines to be necessary to alleviate a severe financial hardship to the Participant as a result of the illness or accidental injury of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), or (d)(1)(B)), a casualty loss of property not fully covered by insurance, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Notwithstanding any other provision of this Plan, (A) before making a distribution pursuant to this Section 7(d), the Committee shall first cancel any outstanding Deferral Election that the Participant has made with respect to Eligible Compensation for which the Payment Date has not yet occurred, and shall take such cancellation into account in determining whether and to what extent to make a such a distribution, and (B) a Participant who receives such a distribution shall not be permitted to make another Deferral Election until at least one year has elapsed from the date of such distribution. To the extent any cash payment needed for a hardship withdrawal is derived from a Participant’s Stock Unit Account, the value of the Stock Units in the Participant’s Stock Unit Account shall be determined based upon the Daily Closing Price as of the date the Committee grants the hardship withdrawal request. The determination of whether a Participant is entitled to a hardship withdrawal and the amount of the withdrawal permitted shall be made in accordance with Treas. Reg. § 1.409A-3(i)(3) (or any successor provision). No hardship withdrawal shall be distributed during the period beginning with the Participant’s Termination Date and ending with the first day of the seventh month following the Participant’s Termination Date.
               (e) Early Payment of Benefits. The Committee may authorize early payment of all or a portion of a Participant’s Deferral Account to the extent permitted by Treas. Reg. § 1.409A-3(j)(4) (or any successor provision). Without limitation, payment may be accelerated:
                    (i) To the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B));
                    (ii) To pay any Federal Insurance Contributions Act (FICA) tax imposed on compensation deferred under the Plan, to pay any federal, state, local, or foreign income tax imposed as a result of payment of the FICA tax amount, and to pay the additional income tax attributable to the pyramiding wages and taxes. The total payment may not exceed the aggregate FICA tax amount and the income tax withholding related to such FICA tax amount; or
                    (iii) If the Plan fails to meet the requirements of Code Section 409A. The payment under this Section 7(e)(iii) may not exceed the amount required to be included in income as a result of such failure.
               (f) Reemployment. If a Participant who is receiving payments on account of Termination of Employment pursuant to Section 7 is reemployed by an Employer prior to the complete distribution of his or her Deferral Account, payment shall be made to the Participant at the scheduled time or times without regard to the Participant’s reemployment. If the Participant is an Eligible Employee on reemployment or becomes an Eligible Employee after reemployment, the Participant shall be entitled to make Deferral Elections and a new Deferral Account shall be established reflecting post-reemployment amounts to which the Participant is entitled.
          8. BENEFICIARIES. Participants shall be provided with the opportunity to designate, in accordance with such procedures and subject to such limitations as may be established by the Company from time to time, the person or persons (“Beneficiaries”) who will receive distributions of his or her interests in this Plan upon the death of the Participant (a “Beneficiary Designation”). Once made, a Beneficiary Designation may be superseded by another Beneficiary Designation. In the case of multiple Beneficiary Designations, the most recent valid Beneficiary Designation in effect as of the date of death shall be controlling. If a Participant does not have a valid Beneficiary Designation in effect as of the date of his or her death, his or her Beneficiary shall be his or her estate.
          9. ADMINISTRATION; AMENDMENT AND TERMINATION.
               (a) The Company shall have full authority to establish, amend and rescind rules and regulations relating to this Plan and administer this Plan with respect to all Participants, generally. Unless otherwise set forth to the contrary herein, this Plan and the rules and regulations hereunder shall be construed and interpreted by the Internal People Committee, or, to the extent necessary or appropriate in view of Sections 16(a) and 16(b) of the Act by the People Committee. The Company or Committee, as appropriate, may delegate any of its authority, duties and responsibilities under this Plan to any other person, including any third party administrator selected by the Company. Any such delegation shall be in writing and shall specify the identity of the delegate and the responsibilities delegated to such person.
               (b) The Committee or its delegate may from time to time make such amendments to this Plan as it may deem proper and in the best interest of the Company, and it may terminate this Plan at any time; provided, that no such amendment or termination shall, without the consent of the affected Participant, reduce the amounts that have credited to any Deferral Account before such amendment or termination is approved by the People Committee or accelerate or delay the payment of such amounts. Any changes hereunder to the timing of payment of such amounts shall be in accordance with Code section 409A.
               (c) Notwithstanding any other provision of this Plan, subject to the requirements of Code section 409A, the Committee may make such amendments to this Plan, to any procedures established under this Plan, and to any Deferral Election or Delivery Election hereunder, as it may determine to be necessary to comply with any applicable law, regulation or requirement, including without limitation wage controls or guidelines. Such amendments need not apply uniformly to all Participants.
          10. CLAIMS PROCEDURES.
               (a) Filing a Claim. Each individual who claims to be eligible for benefits under the Plan (a “Claimant”) may submit a written claim for benefits (a “Claim”) to the EBPC where the individual believes a benefit to which such individual is eligible has not been provided under the Plan. A Claim must be set forth in writing on a form provided or otherwise approved by the EBPC and must be submitted to the EBPC.
               (b) Review of Claim. The EBPC shall evaluate each properly filed Claim and notify the Claimant of the approval or denial of the Claim within 90 days after the EBPC receives the Claim, unless special circumstances require an extension of time for processing the Claim. If an extension of time for processing the Claim is required, the EBPC shall provide the Claimant with written notice of the extension before the expiration of the initial 90-day period, specifying the circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the EBPC received the claim).
               (c) Notice of Claim Denial. If a Claim is denied in whole or in part, the EBPC shall provide the Claimant with a written notice setting forth (i) the specific reasons for the denial, (ii) references to pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information needed and an explanation of why such material or information is necessary, and (iv) the Claimant’s right to seek review of the denial pursuant to subsection (d) below.
               (d) Review of Claim Denial. If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the EBPC review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the EBPC within 60 days after the date on which the Claimant received written notice from the EBPC of the denial. Within 60 days after the EBPC receives a properly filed request for review, the EBPC shall conduct such review and advise the Claimant in writing of its decision on review, unless special circumstances require an extension of time for conducting the review. If an extension of time for conducting the review is required, the EBPC shall provide the Claimant with written notice of the extension before the expiration of the initial 60-day period, specifying the circumstances requiring an extension and the date by which such review shall be completed (which date shall not be later than 120 days after the date on which the EBPC received the request for review). The EBPC shall inform the Claimant of its decision on review in a written notice, setting forth the specific reason(s) for the decision and reference to Plan provisions upon which the decision is based and other required information. A decision on review shall be final and binding on all persons for all purposes.
               (e) Procedures Control. No Claimant or other individual may file any claim for benefits or request a review of a denial of any claim unless such person follows the provisions and timeframes of this Section. A Claimant or other individual shall not be entitled to bring any action in any court unless such person has exhausted such person’s rights under this Section by timely submitting a Claim and requesting a review of a decision with respect to such Claim.
               (f) Compliance with Code Section 409A. Any claim for benefits under this Plan must be made by the Claimant no later than the time prescribed by Treas. Reg. § 1.409A-3(g) (or any successor provision). If a Claimant’s claim or appeal is approved, any resulting payment of benefits will be made no later than the time prescribed for payment of benefits by Treas. Reg. § 1.409A-3(g) (or any successor provision).
          11. MISCELLANEOUS.
               (a) Nothing contained in this Plan, or in any election form, booklet, summary plan description, prospectus or other document relating to, describing or referring to this Plan, shall be deemed to confer on any Eligible Employee or Participant the right to continue as an employee of the Company or any of its Subsidiaries, or affect the right of the Company and its Subsidiaries to terminate the employment of any such person for any reason.
               (b) The Company shall have the right to withhold from all payments pursuant to this Plan all taxes required by applicable law to be withheld. Without limiting the generality of the foregoing, the Committee shall establish procedures for implementing such withholding by the withholding of Shares that are otherwise distributable pursuant to this Plan. Taxes required by law to be withheld in the year of vesting shall be collected from the Participant in the year of vesting. The Company is authorized to satisfy any tax withholding in the year of vesting by deducting such taxes from any other compensation due the Participant, collecting from the Participant cash or a certified check, or through reduction of the Deferral Account in accordance with Section 7(e)(ii).
               (c) This Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of this Plan.
               (d) It is presently intended that this Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of amounts credited to Deferral Accounts under this Plan, and Participants shall at all times be general creditors of the Company with respect to such amounts.
               (e) The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their Beneficiaries. Except as provided in Section 7(c) hereof regarding the death of a Participant, no bonus commitment, unpaid bonus award or any amount deferred shall be pledged or transferred. If any Participant makes such a pledge or transfer in violation of this Plan, any obligation of the Company under this Plan to that Participant shall terminate.

               (f) The costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Deferral Account or to any Participant or Beneficiary.
               (g) In the event of any extraordinary or non-cash dividend, any change in corporate capitalization such as a stock split, any corporate transaction such as a merger, consolidation, separation, spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of reorganization in Section 368 of the Code), or any partial or complete liquidation of the Company, then notwithstanding any other provision of this Incentive Plan, the People Committee may (1) make appropriate substitution or adjustments in the number and kind of Shares represented by Stock Unit Accounts, (2) substitute securities of another entity for the Shares represented by Stock Unit Accounts, (3) convert Stock Unit Accounts to Cash Accounts based upon the value of the Shares as of a date determined by the People Committee, (4) credit appropriate dividend equivalent or similar amounts to Cash Accounts or Stock Unit Accounts, and/or (5) make such other equitable substitutions, adjustments and/or amendments to Stock Unit Accounts, Cash Accounts and this Plan as it may determine to be appropriate and consistent with Code Section 409A.
               (h) This Plan is intended to comply with Code Section 409A and shall be administered and construed consistent with Code Section 409A.

APPENDIX A
MONSANTO COMPANY DEFERRED PAYMENT PLAN
          1. NAME OF PLAN. This plan shall be known as the “The Monsanto Company Deferred Payment Plan” and is hereinafter referred to as this “Plan.”
          2. PURPOSES OF PLAN. The purposes of this Plan are to enable Monsanto Company, a Delaware corporation (the “Company”), and its Subsidiaries to retain qualified individuals to serve as employees by providing a means for them to elect to defer payment of certain compensation on a pre-tax basis.
          3. EFFECTIVE DATE. This Plan was originally effective September 1, 2000. This Plan as amended and restated shall be effective as of January 1, 2004 (the “Effective Date”).
          4. DEFINITIONS. The following terms shall have the meanings set forth below:
          “Beneficiaries” has the meaning set forth in Section 8.
          “Beneficiary Designation” has the meaning set forth in Section 8.
          “Board” means the Board of Directors of the Company.
          “Cash Account” means that portion of the Deferral Account that is credited monthly with interest credits at the Interest Rate.
          “Committee” means the People Committee or the Internal People Committee, as the context may require, as more fully set forth in Section 9.
          “Company” has the meaning set forth in Section 2.
          “Daily Closing Price” means, for any given date, the last reported per-share sales price for a Share during normal business hours on the New York Stock Exchange for the immediately preceding trading date, as reported by The Wall Street Journal.
          “Date Certain” has the meaning set forth in Section 7(a).
          “Date Certain Election” has the meaning set forth in Section 7(a).
          “Deferral Account” means a bookkeeping account maintained by the Company for a Participant in accordance with Section 6, representing the amount the Participant is entitled to receive pursuant to this Plan. The “Deferral Account” is made up of both a “Cash Account” and a “Stock Unit Account.”
          “Deferral Election” means an election by a Participant to defer some or all of his or her Eligible Compensation under this Plan.

          “Deferred Compensation” means any Eligible Compensation that a Participant elects to defer in accordance with this Plan.
          “Delivery Election” means an election by a Participant as to the time or times at which the balance in his or her Deferral Account will be distributed to the Participant.
          “Eligible Compensation” means such portion or categories of the cash compensation payable to an Eligible Employee by the Company or any of its Subsidiaries under the Company’s Annual Incentive Plan or other cash compensation as the Committee shall determine from time to time; provided, that Eligible Compensation shall exclude the amount necessary to satisfy the tax withholding obligations of the Company and its Subsidiaries with respect to Deferred Compensation if such obligation is not otherwise satisfied by the Eligible Employee.
          “Eligible Employee” means an employee of the Company or any of its Subsidiaries who (i) is designated by the Company as having an M05 classification or above and is a either a citizen of the United States residing in the United States or an employee permanently assigned to the United States or (ii) is designated by the Committee as an Eligible Employee. Notwithstanding the foregoing, the Committee may from time to time determine to exclude any such individual from the definition of “Eligible Employee”.
          “Executive Participant” means a Participant who is subject to the Company’s Stock Ownership Requirements.
          “Fair Market Value” means, for any given date, the average of the highest and lowest per-share sales prices for Shares during normal business hours on the New York Stock Exchange for the immediately preceding trading date, as reported by such source as the Committee may select.
          “Internal People Committee” means the Monsanto Company Internal People Committee.
          “Interest Rate” for a calendar year means the average Moody’s Baa Bond Index Rate in effect during the prior calendar year, or such other rate as may specified by the People Committee from time to time.
          “Matching Contribution Equivalents” means an amount equivalent to that portion of the benefit which would have been payable to or contributed on behalf of a Participant by the Company under the provisions of the Monsanto Company Savings and Investment Plan or the Monsanto Company ERISA Parity Savings and Investment Plan, as the case may be, but for a Participant’s election to defer all or a portion of his Eligible Compensation attributable to the Annual Incentive Plan under this Plan.
          “Participant” means each Eligible Employee who has made a Deferral Election and each employee of the Company and its Subsidiaries who made a Prior Election and whose participation in the Prior Plan was transferred to this Plan.
          “Payment Date” for any particular Deferred Compensation means the date it would otherwise have been paid, if it had not been subject to a Deferral Election or a Prior Election, as applicable.

          “People Committee” means the People and Compensation Committee of the Board.
          “Plan” has the meaning set forth in Section 1.
          “Prior Election” means an election made by a Participant under the Prior Plan to defer all or a portion of his or her compensation payable by Pharmacia Corporation in accordance with the Prior Plan. Each Participant’s deferral election in effect under the Prior Plan shall be deemed a valid deferral election under this Plan and subject to the terms and conditions of this Plan.
          “Prior Plan” means the Deferred Payment Plan maintained by Pharmacia Corporation for any year prior to and including 2000.
          “Retirement” of a Participant means the Participant’s Termination of Employment after the Participant has reached age 50.
          “Retirement Election” has the meaning set forth in Section 7(a).
          “Section” means a section of this Plan.
          “Share” means a share of the Company’s common stock, $.01 par value.
          “Stock Ownership Requirements” means the Monsanto Company Executive and Director Stock Ownership Requirements as the same may be amended from time to time.
          “Stock Unit” means a hypothetical credit representing one Share.
          “Stock Unit Account” means that portion of the Deferral Account that is measured by the performance of Shares.
          “Subsidiary” means (i) any corporation, partnership, joint venture, limited liability company, or other entity or enterprise of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power, and (ii) any other entity designated by the Committee as a Subsidiary.
          “Termination Date” for a Participant means the date such Participant experiences a Termination of Employment for any reason.
          “Termination of Employment” of a Participant occurs when the Participant is no longer either an employee of the Company or any of its Subsidiaries, including without limitation because the entity that employs the Participant has ceased to be a Subsidiary.
          “United States” means the fifty states of the United States of America
          5. DEFERRAL ELECTIONS. Each Eligible Employee shall be permitted to elect to participate in this Plan by making a Deferral Election in accordance with such procedures and subject to such limitations as may be established by the Committee from time to time. When making a Deferral Election, a Participant must elect in writing, upon a form provided by the

Committee or its delegate, whether the Deferred Compensation subject to the Deferral Election will be credited to the Participant’s Cash Account or the Participant’s Stock Unit Account, or a combination of both, and must make a Delivery Election applicable to that Deferred Compensation in accordance with Section 7. If an Eligible Employee makes a Deferral Election but fails to elect whether the Deferred Compensation subject to the Deferral Election shall be credited to the Participant’s Cash Account and/or Stock Unit Account, such Deferred Compensation shall be credited to the Participant’s Cash Account.
          6. DEFERRAL ACCOUNTS.
               (a) In General. The Company shall maintain a Deferral Account for each Participant, which shall be subdivided into a Cash Account and a Stock Unit Account; provided, that the balance of each Participant’s Deferral Account as of the Effective Date shall be considered to be invested in the Cash Account. Each such Account shall be credited as of the relevant Payment Date with the amounts of all Deferred Compensation, including to the extent applicable Deferred Compensation pursuant to a Prior Election. Each Participant’s Deferral Account shall be reduced by the amounts of all distributions as and when they are made pursuant to Section 7.
               (b) Cash Account. Each Participant’s Cash Account shall be credited monthly with interest equivalents on the balance therein at the Interest Rate, as in effect from time to time.
               (c) Stock Unit Account. Whenever Deferred Compensation is credited to a Participant’s Stock Unit Account, such Deferred Compensation shall be converted to a number of Stock Units equal to the amount of such Deferred Compensation divided by the average of the Fair Market Value of one Share for each of the ten consecutive trading days ending on the trading day immediately preceding the Payment Date. Whenever an ordinary cash dividend is paid, the Cash Account of each Participant who has a Stock Unit Account shall be credited with an amount of cash equal to (i) the number of Stock Units in the Participant’s Stock Unit Account as of the record date of the dividend or other distribution multiplied by (ii) the per-share cash amount of such dividend.
               (d) Investment Election. The Committee shall establish rules and procedures to allow each Participant to elect, during an annual election period that shall be specified from time to time by the Committee, to have amounts credited to his or her Cash Account moved to his or her Stock Unit Account and vice versa. Notwithstanding the foregoing, an Executive Participant must receive prior written approval from both the Chief Executive Officer and General Counsel of the Company to transfer deferred amounts from his or her Stock Unit Account to his or her Cash Account if such transfer would decrease the Executive Participant’s ownership level below the Company’s Stock Ownership Requirements; provided, that if the Executive Participant in question is the Chief Executive Officer or the General Counsel, the Executive Participant must receive the prior written approval to make such transfer from the Chief Financial Officer of the Company as well as that of the General Counsel or the Chief Executive Officer, as applicable.
               (e) Matching Contribution Equivalents. A Participant’s Deferral Account shall be credited with Matching Contribution Equivalents to the extent such Participant’s Deferred Compensation which relates to Eligible Compensation payable under the Annual Incentive Plan would have been eligible for a Company matching contribution under the Monsanto Company

Savings and Investment Plan or the Monsanto Company ERISA Parity Savings and Investment Plan. Matching Contribution Equivalents shall be credited, as of the date the relevant matching contribution would have been paid to the trustee under the Monsanto Company Savings and Investment Plan or the Monsanto Company ERISA Parity Savings and Investment Plan, as applicable, to the Participant’s Cash Account or Stock Unit Account, or a combination thereof, in accordance with the manner in which the Deferred Compensation to which it relates is credited in accordance with Section 5.
               (f) No Fractional Shares. Notwithstanding any other provision of this Plan, only full Stock Units may be credited to a Participant’s Stock Unit Account, and any amounts that would otherwise be credited as a fractional Stock Unit shall instead be credited to (or remain in) the Participant’s Cash Account.
          7. DISTRIBUTIONS OF ACCOUNT BALANCES.
               (a) Delivery Elections.
               (i) Timing of Deliveries. Each time a Participant makes an election to defer Eligible Compensation, he or she shall be provided the opportunity to make a Delivery Election in accordance with procedures established by the Committee. Each such Delivery Election shall specify whether it is a Retirement Election or a Date Certain Election, which will determine (except to the extent otherwise set forth in this Section 7) the time or times at which the Deferred Compensation to which it relates, together with the interest and/or dividend equivalents credited thereto, shall be delivered. A “Retirement Election” means an election to have such delivery occur following the Participant’s Retirement, as more fully described below. Each Retirement Election shall also specify whether deliveries pursuant to such Delivery Election shall be made in a lump sum or in installments, as more fully explained below, and whether such lump sum shall be paid, or such installments shall begin, during the January next following the date of the Participant’s Termination Date on account of his or her Retirement or any subsequent January. A “Date Certain Election” means an election to have such delivery occur as promptly as practicable following a specified date (the applicable “Date Certain”), which must be later than the date on which the Deferred Compensation that is deferred would have been paid in full if no Deferral Election had been made. Once made, Delivery Elections shall be irrevocable.
               (ii) Form of Deliveries. A Participant who becomes entitled to receive delivery of his or her Stock Unit Account pursuant to a Date Certain Election or a Retirement Election shall be permitted to elect, in connection with such delivery, and in accordance with procedures established by the Committee, to take such delivery (A) in the form of Shares equal to the number of Stock Units in the Participant’s Stock Unit Account, or (B) in the form of a cash payment equal to the number of Stock Units in the Participant’s Stock Unit Account multiplied by the Daily Closing Price of one Share as of (I) in the case of delivery pursuant to a Retirement Election, the Termination Date, and (II) in the case of delivery pursuant to a Date Certain Election, the applicable Date Certain. If the Participant fails to make such an election, any delivery pursuant to a Date Certain Election shall be made in the form of Shares and any delivery pursuant to a Retirement Election shall be made in cash. Deliveries from a Cash Account, deliveries upon the death of the Participant, and deliveries upon Termination of Employment other than a Retirement shall always be made in cash (with any Stock Units being converted to a cash equivalent based on the Daily Closing Price of Shares on the Participant’s Termination Date or date of death, as applicable). In the case of cash payments pursuant to a Retirement Election, the Participant shall also receive interest on the amount of each cash payment at the applicable Interest Rate from the Termination Date through the date of payment.
               (iii) Amounts that are deferred under this Plan pursuant to a Prior Election shall be treated as subject to a Retirement Election or a Date Certain Election, as specified in the Prior Election.
               (b) Payment of Accounts. Any portion of a Participant’s Deferral Account as to which a Date Certain Election is in effect shall be paid in accordance with such Date Certain Election, unless the Participant’s Termination Date occurs before the applicable Date Certain. Upon a Participant’s Retirement, any portion of his or her Deferral Account as to which a Retirement Election is in effect shall be paid in accordance Section 7(a) above relating to any such Retirement Election, and the remaining balance (if any) of his or her Deferral Account shall be paid in a single lump sum in cash as soon as reasonably practicable following the Termination Date. Upon a Participant’s Termination of Employment other than a Retirement, the entire balance of his or her Deferral Account (whether subject to a Retirement Election or a Date Certain Election) shall be paid in a single lump sum, in cash, as soon as reasonably practicable following the Termination Date.
               (c) Death of Participant. Notwithstanding anything in this Plan to the contrary, if a Participant dies before his or her entire Deferral Account has been paid, the remaining balance thereof shall be paid to his or her Beneficiaries as soon as practicable in cash (with any Stock Units being converted to a cash equivalent based on the Daily Closing Price on the Participant’s date of death).
               (d) Hardship Withdrawals. Upon the written request of a Participant or a Participant’s legal representative, the Committee may (but shall not be required to) distribute, in the form of a cash payment, all or a portion of the Participant’s Deferral Account, to the extent it determines to be necessary (i) to alleviate an unforeseeable financial hardship to the Participant as a result of the illness or accidental injury of the Participant or a dependent of the Participant, a casualty loss of property not fully covered by insurance, or other similar financial hardship caused by unforeseeable circumstances beyond the control of the Participant or (ii) as a result of the Participant’s total and permanent disability. Notwithstanding any other provision of this Plan, (A) before making a distribution pursuant to this Section 7(d), the Committee shall first cancel any outstanding Deferral Election that the Participant has made with respect to Eligible Compensation for which the Payment Date has not yet occurred, and shall take such cancellation into account in determining whether and to what extent to make a such a distribution, and (B) a Participant who receives such a distribution shall not be permitted to make another Deferral Election until at least one year has elapsed from the date of such distribution. To the extent any cash payment needed for a hardship withdrawal is derived from a Participant’s Stock Unit Account, the value of the Stock Units in the Participant’s Stock Unit Account shall be determined based upon the Daily Closing Price as of the date the Committee grants the hardship withdrawal request.

          8. BENEFICIARIES. Participants shall be provided with the opportunity to designate, in accordance with such procedures and subject to such limitations as may be established by the Committee from time to time, the person or persons (“Beneficiaries”) who will receive distributions of his or her interests in this Plan upon the death of the Participant (a “Beneficiary Designation”). Once made, a Beneficiary Designation may be superseded by another Beneficiary Designation. In the case of multiple Beneficiary Designations, the most recent valid Beneficiary Designation in effect as of the date of death shall be controlling. If a Participant does not have a valid Beneficiary Designation in effect as of the date of his or her death, his or her Beneficiary shall be his or her estate.
          9. ADMINISTRATION; AMENDMENT AND TERMINATION.
               (a) The Internal People Committee shall have full authority to establish, amend and rescind rules and regulations relating to this Plan and administer this Plan with respect to all Participants, generally. Unless otherwise set forth to the contrary herein, this Plan and the rules and regulations hereunder shall be construed and interpreted by the Internal People Committee, or, to the extent necessary or appropriate in view of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 by the People Committee. The Committee may delegate any of its authority, duties and responsibilities under this Plan to any other person. Any such delegation shall be in writing and shall specify the identity of the delegate and the responsibilities delegated to such person.
               (b) The People Committee may from time to time make such amendments to this Plan as it may deem proper and in the best interest of the Company, and it may terminate this Plan at any time; provided, that no such amendment or termination shall, without the consent of the affected Participant, reduce the amounts that have credited to any Deferral Account before such amendment or termination is approved by the People Committee or accelerate or delay the payment of such amounts.
               (c) Notwithstanding any other provision of this Plan, the Committee may make such amendments to this Plan, to any procedures established under this Plan, and to any Deferral Election or Delivery Election hereunder, as it may determine to be necessary to comply with any applicable law, regulation or requirement, including without limitation wage controls or guidelines. Such amendments need not apply uniformly to all Participants.
          10. MISCELLANEOUS.
               (a) Nothing contained in this Plan, or in any election form, booklet, summary plan description, prospectus or other document relating to, describing or referring to this Plan, shall be deemed to confer on any Eligible Employee or Participant the right to continue as an employee of the Company or any of its Subsidiaries, or affect the right of the Company and its Subsidiaries to terminate the employment of any such person for any reason.
               (b) The Company shall have the right to withhold from all payments pursuant to this Plan all taxes required by applicable law to be withheld. Without limiting the generality of the foregoing, the Committee shall establish procedures for implementing such withholding by the withholding of Shares that are otherwise distributable pursuant to this Plan.

               (c) This Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of this Plan.
               (d) It is presently intended that this Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of amounts credited to Deferral Accounts under this Plan, and Participants shall at all times be general creditors of the Company with respect to such amounts.
               (e) The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their Beneficiaries. Except as provided in Section 7(c) hereof regarding the death of a Participant, no bonus commitment, unpaid bonus award or any amount deferred shall be pledged or transferred. If any Participant makes such a pledge or transfer in violation of this Plan, any obligation of the Company under this Plan to that Participant shall terminate.
               (f) The costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Deferral Account or to any Participant or Beneficiary.
               (g) In the event of any extraordinary or non-cash dividend, any change in corporate capitalization such as a stock split, any corporate transaction such as a merger, consolidation, separation, spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of reorganization in Section 368 of the Code), or any partial or complete liquidation of the Company, then notwithstanding any other provision of this Incentive Plan, the People Committee may (1) make appropriate substitution or adjustments in the number and kind of Shares represented by Stock Unit Accounts, (2) substitute securities of another entity for the Shares represented by Stock Unit Accounts, (3) convert Stock Unit Accounts to Cash Accounts based upon the value of the Shares as of a date determined by the People Committee, (4) credit appropriate dividend equivalent or similar amounts to Cash Accounts or Stock Unit Accounts, and/or (5) make such other equitable substitutions, adjustments and/or amendments to Stock Unit Accounts, Cash Accounts and this Plan as it may determine to be appropriate.